As Filed with the Securities and Exchange Commission on February 14, 1997
                              Registration No.


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  FORM S-8

                           REGISTRATION STATEMENT
                                    under
                         THE SECURITIES ACT OF 1933


                           FIRST ENTERTAINMENT, INC.
          (Exact name of Issuer as specified in its charter)

            COLORADO                                        84-0974303
         (State or other jurisdiction of           (I.R.S. Employer
Identification No.)
          incorporation or jurisdiction)

         1380 Lawrence, Suite 1400, Denver, Colorado                   80204
          (Address of principal executive office)                     (Zip
Code)


                     FIRST ENTERTAINMENT OMNIBUS COMPENSATION PROGRAM
                                (Full title of plan)

                                 A.B. Goldberg
                          1380 Lawrence, Suite 1400
                           Denver, Colorado 80204
                                (303) 592-1235

      (Name, address, including zip code, and telephone number, including area code, of agent for service of process)


The Commission is requested to send copies of all communications and notes to:

                         David J. Wagner, Esq.
                  David Wagner & Associates, P.C.
                       8400 East Prentice Avenue
                           Penthouse Suite
                     Englewood, Colorado  80111
                            (303) 793-0304


                          CALCULATION OF REGISTRATION FEE


  Title of       Amount      Proposed Maximum   Proposed Maximum     Amount Of
Securities       To Be     Offering Price Aggregate  Registration
Be Registered    Registered  Per Share (1)  Offering Price  (1)   Fee


COMMON SHARES      250,000       $0.50      $125,000               $100.00
$0.008 par value SHARES

OPTIONS TO PURCHASE 250,000        -0-            -0-                   -0-
COMMON SHARES

TOTAL                                                               $100.00


     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

                                         PART I

                             INFORMATION REQUIRED IN THE PROSPECTUS

    Note: The document(s) containing the information concerning the First Entertainment Omnibus Compensation Program dated January 15, 1997 (the "Plan") required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Rule 428. In accordance with Rule 428 and the requirements of
Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the Commission) either as part of this registration statement on Form S-8 (the Registration Statement) or as prospectuses or prospectus supplements pursuant to Rule 424. First Entertainment, Inc., a Colorado corporation (the Registrant or the Company), will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                          PART II

                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.      Incorporation of Documents by Reference.

     The following documents, which have been filed by the Company with the Securities and Exchange Commission, are hereby incorporated by reference into this Prospectus:

           a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; and

         b. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996.

        c. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996.

         d   The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996.

     e. The description of the common stock, par value $0.008 per share (the Common Stock) of the Company as contained in Exhibits to Item 14 of the Company's Annual Report on Form 10K for the fiscal year ended December 31, 1993, file No. 0-15435.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

    Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.
    Not applicable. See Item 3(d) above.

Item 5.    Interests of Named Experts and Counsel.

    David Wagner & Associates, P.C., Attorneys at Law, special securities counsel to the Registrant for the purpose of this Registration Statement, and whose opinion as to the legality of the issuance of the Shares hereunder is attached hereto as Exhibit 5, have been allocated, for past services and pursuant to the Plan, a total of 15,000 shares, which have been registered in this Plan.

Item 6.    Indemnification of Directors and Officers.

    The Company's Articles of Incorporation authorize the Board of Directors, on behalf of the Company and without shareholder action, to exercise all of the Company's powers of indemnification to the maximum extent permitted under the applicable statute. Title 7 of the Colorado Revised Statutes, 1986 Replacement Volume ("CRS"), as amended, permits the Company to indemnify its directors, officers, employees, fiduciaries, and agents as follows:

	Section 7-109-102 of CRS permits a corporation to indemnify such persons for reasonable expenses in defending against liability incurred in any legal proceeding if:

    (a)    The person conducted himself or herself in good faith;

    (b)    The person reasonably believed:

          (1) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

            (2) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

    (c) In the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful.

A corporation may not indemnify such person under this Section 7-109-102 of
CRS:

    (a) In connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation; or

    (b) In connection with any other proceeding charging that such person derived an improper benefit, whether or not involving action in an official capacity, in which proceeding such person was adjudged liable on the basis that he or she derived an improper personal benefit.

     Unless limited by the Articles of Incorporation, and there are not such limitations with respect to the Company, Section 7-109-103 of CRS requires that the corporation shall indemnify such a person against reasonable expenses who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because of his status with the corporation.

     Under Section 7-109-104 of CRS, the corporation may pay reasonable fees in advance of final disposition of the proceeding if:

     (a) Such person furnishes to the corporation a written affirmation of the such person's good faith belief that he or she has met the Standard of Conduct described in Section 7-109-102 of CRS;

     (b) Such person furnishes the corporation a written undertaking, executed personally or on person's behalf, to repay the advance if it is ultimately determined that he or she did not meet the Standard of Conduct in
Section 7-109-102 of CRS; and

       (c) A determination is made that the facts then known to those making the determination would not preclude indemnification.

     Under Section 7-109-106 of CRS, a corporation may not indemnify such person, including advanced payments, unless authorized in the specific case after a determination has been made that indemnification of such person is permissible in the circumstances because he met the Standard of Conduct under
Section 7-109-102 of CRS and such person has made the specific affirmation and undertaking required under the statute. The required determinations are to be made by a majority vote of a quorum of the Board of Directors, utilizing only directors who are not parties to the proceeding. If a quorum cannot be obtained, the determination can be made by a majority vote of a committee of the Board, which consists of at least two directors who are not parties to the proceeding. If neither a quorum of the Board nor a committee of the Board can be established, then the determination can be made either by the Shareholders or by independent legal counsel selected by majority vote of the Board of Directors.

     The corporation is required by Section 7-109-110 of CRS to notify the shareholders in writing of any indemnification of a director with or before notice of the next shareholders' meeting.

     Under Section 7-109-105 of CRS, such person may apply to any court of competent jurisdiction for a determination that such person is entitled under the statute to be indemnified from reasonable expenses.

     Under Section 7-107(1)(c) of CRS, a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent than the foregoing indemnification provisions, if not inconsistent with public policy, and if provided for in the corporation's bylaw, general or specific action of the Board of Directors, or shareholders, or contract.

     Section 7-109-108 of CRS permits the corporation to purchase and maintain insurance to pay for any indemnification of reasonable expenses as discussed herein.

     The indemnification discussed herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any Bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expense incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.     Exemption From Registration Claimed.

            Not applicable.

Item 8.     Exhibits
           [Asterisk (*) indicates exhibits incorporated by reference herein. Exhibit Number Description

3.1 *     Articles of Incorporation of the Company (incorporated by reference to the Exhibits in Item 14 of the Company's Form 10K Annual Report for the fiscal year ended December 31, 1993, filed with the Com-mission, file no. 0-15435).

3.2*     Bylaws of the Company (incorporated by reference to the Exhibits in
Item 14 of the Company's Form 10K Annual Report, filed for the fiscal year ended December 31, 1993, filed with the Commission, file no. 0-15435).
4.1     First Entertainment Omnibus Compensation Program, dated January 15,
1997.

5        Opinion of Counsel, David Wagner & Associates, P.C.

24.1     Consent of BDO Seidman, LLP,  independent Certified Public
Accountants.

24.2     Consent of David Wagner & Associates, P.C. (Included in Exhibit 5).



Item 9.  Undertakings

     1.   The Registrant hereby undertakes:

       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the registration statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on this 12th day of February, 1997.

                                      FIRST ENTERTAINMENT, INC.

                                       By: //A.B. Goldberg
                                          ------------------
                                          A.B. Goldberg
                                          Principal Executive
                                          and Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      A MAJORITY OF THE BOARD OF DIRECTORS



Dated:   2/12/97 	                    By: //Burt Katz
                                          ----------------
                                          Burton Katz
                                          Director


Dated:   2/12/97                     By: //A.B. Goldberg
                                        ----------------
                                          A.B. Goldberg
                                          Director


Dated:   2/12/97                     By //Theodore Jacobs
                                         ----------------
                                          Theodore Jacobs
                                          Director


Dated:   2/12/97                     By:  //Nicholas Catalano
                                          -------------------
                                          Nicholas Catalano
                                          Director




                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549



                                  FORM S-8

                           REGISTRATION STATEMENT
                                  under
                         THE SECURITIES ACT OF 1933


                          FIRST ENTERTAINMENT, INC.
          (Exact name of Issuer as specified in its charter)




                                E X H I B I T S


                                 EXHIBIT INDEX

      [Asterisk (*) indicates exhibits incorporated by reference herein.]

Exhibit
Number    Description

3.1 *     Articles of Incorporation of the Company (incorporated by reference to the Exhibits in Item 14 of the Company's Form 10K Annual Report for the fiscal year ended December 31, 1993, filed with the Com-mission, file no. 0-15435).

3.2*      Bylaws of the Company (incorporated by reference to the Exhibits in
Item 14 of the Company's Form 10K Annual Report, filed for the fiscal year ended December 31, 1993, filed with the Commission, file no. 0-15435).

4.1      First Entertainment Omnibus Compensation Program, dated January 15,
1997.

5         Opinion of Counsel, David Wagner & Associates, P.C.

24.1    Consent of BDO Seidman, LLP,  independent Certified Public
Accountants.

24.2      Consent of David Wagner & Associates, P.C. (Included in Exhibit 5).


                                  EXHIBIT  3.1 *

Articles of Incorporation of the Company (incorporated by reference to the Exhibits in Item 14 of the Company's Form 10-K Annual Report for the fiscal year eneded December 31, 1993, filed with the Commission, file No.0-15435).


                                   EXHIBIT  3.2*

Bylaws of the Company (incorporated by reference to the Exhibits in Item 14 of the Company's Form 10K Annual Report, filed for the fiscal year ended December 31, 1993, filed with the Commission, file No. 0-15435).


                                    EXHIBIT  4.1

First Entertainment Omnibus Compensation Program, Dated January 15, 1997

              FIRST ENTERTAINMENT OMNIBUS COMPENSATION PROGRAM

     THIS SERVICES STOCK COMPENSATION PLAN is adopted this 15th day of January, 1997, by FIRST ENTERTAINMENT, INC., a Colorado corporation with its principal place of business being located at 1380 Lawrence Street, Suite 1400, Denver, Colorado 80204.

                                  WITNESSETH:
    WHEREAS, the Board of Directors of First Entertainment, Inc., (the "Company") has determined that it would be to its advantage, and in its best interests, to develop a program to grant certain consultants and advisors, as well as certain employees the opportunity to purchase stock in the Company as a result of compensation for their service; and

    WHEREAS, the Board of Directors (the "Board") believes that the Company can best obtain advantageous benefits by issuing stock and/ or granting stock options to designated such designated individuals from time to time, although these options are not to be granted pursuant to Section 422A and related sections of the Internal Revenue Code as amended;

    NOW THEREFORE, the Board adopts this as the First Entertainment Omnibus Compensation Program (the "Program").

1.00      EFFECTIVE DATE AND TERMINATION OF Program
          The effective date of the Program is January 15, 1997, which is the day the Program was adopted by the Board. The Program will terminate on the earlier of the date of the grant of the final common stock or option for last common stock allocated under the Program or ten years from the date thereof, whichever is earlier, and common stock and no options will be granted thereafter pursuant to this Program.

2.00      ADMINISTRATION OF PROGRAM
          The Program shall be administered by the Board, which may adopt such rules and regulations for its administration as it may deem necessary or appropriate, or may be administered by a Compensation Committee to be appointed by the Board, to have such composition and duties as the Board may from time to time determine.

3.00      ELIGIBILITY TO PARTICIPATE IN THE PROGRAM
    3.01 Subject to the provisions of the Program, the Board, or its designee, shall determine and designate, from time to time those consultants, advisors, and employees of the Company, or consultants, advisors, and employees of a parent or subsidiary corporation of the Company, to whom shares are to be issued and/ or options are to be granted hereunder and the number of shares to be optioned from time to time to any individual or entity. In determining the eligibility of an individual or entity to receive shares or an option, as well as in determining the number of shares to be issued and/or optioned to any individual or entity, the Board, or its designee, shall consider the nature and value to the Company for the services which have been rendered to the Company and such other factors as the Board, or its designee, may deem relevant.

     3.02 To be eligible to be selected to receive shares or an option, an individual must be a consultant, advisor or an employee of the Company or a consultant, advisor, or an employee of the Company, or a parent or subsidiary Corporation of the Company. The grant of common stock shall be confirmed by a written agreement which shall be executed by the Company and the grantee as promptly as practicable after such grant. More than one common stock agreement may be granted to an individual or entity. Shares shall be issued directly to such entities. The grant of each option shall be confirmed by a Stock Option Agreement which shall be executed by the Company and the optionee as promptly as practicable after such grant. More than one option may be granted to an individual or entity. Shares under such options shall be issued directly to such entities.

       3.03 An option be granted to any individual or entity eligible hereunder, regardless of his previous stockholdings.

         3.04 The exercise price and option price (determined as of the time the shares or option are granted) of the stock for which any person may be granted shares or options under this Program (and all other Programs and Plans of the Company) may be increased or reduced by the Board, or its designee, from time to time.

4.00     NUMBER OF SHARES SUBJECT TO THE PROGRAM
         4.01. The Board, prior to the time shall reserve for the purposes of the Program a total of Two Hundred Fifty Thousand (250,000) of the authorized but unissued shares of common shares of the Company, provided that any shares as to which an option granted under the Program remains unexercised at the expiration thereof may be the subject of the grant of further options under the Program within the limits and under the terms set forth in Article
3.00 hereof.

5.00      PRICE OF COMMON SHARES
        5.01. The initial and standard price per share of common stock to be issued directly or by option shall be $0.50 per share but may be changed in each case by the Board, or its designee, from time to time. If the share price is changed, the Board, or its designee, shall determine the share price no later than the date of the issuance of the shares and/ or the grant of the option and at such other times as the Board, or its designee, deems necessary. The Board shall have absolute final discretion to determine the price of the common stock under the Program. In the absence of such specific determination, the share price will be $1.00 per share.

6.00      SUCCESSIVE OPTIONS
         Any option granted under this Program to an person may be exercisable at such person's discretion while there is outstanding any other stock option previously granted to such person, whether under this Program or any other stock option Program of the Company.

7.00      PERIOD AND EXERCISE OF OPTION
        7.01. Options granted under this Program shall expire on the first to occur of the following dates whether or not exercisable on such dates: (i) five (5) years from the date the option is initially granted; (ii) six (6) months from the date the person ceases employment due to permanent and total disability; (iii) the date of termination of employment for reasons other than retirement, permanent and total disability or death, unless the Board determines, in its sole discretion, that it would be in the best interest of the Company to extend the options for a period not to exceed three (3) years; or (iv) three (3) months from the date the employee retires with permission of the Board.

         7.02. Notwithstanding Section 7.01, any portion of any option which has not become exercisable pursuant to Section 7.03 prior to the death of the employee or termination of employment shall expire on the employee's date of death or termination date, if termination is for reasons other than retirement or total and permanent disability.

         7.03. Any option granted under this Program may be immediately exercised by the holder thereof. Such an option may be exercised in whole or in part at the time it becomes exercisable or from time to time thereafter, until the expiration of the option.

8.00      PAYMENT FOR OPTIONED SHARES
          When a person holding an option granted under this Program exercises any portion of the option he shall pay the full option price for the shares covered by the exercise of that portion of his option within one (1) month after such exercise. As soon as practicable, after the person notifies the Company of the exercise of his option and makes payment of the required option price, the Company shall issue such shares to the person.

9.00      RESTRICTIONS ON TRANSFER
            9.01 No right or privilege of any person under the Program shall be transferable or assignable, except to the person's personal representative in the event of the person's death, and except as provided in Section 9.02, options granted hereunder are exercisable only by the person during his life.

          9.02 If an person dies holding outstanding options issued pursuant to this Program, his personal representative shall have the right to exercise such options only within one year of the death of the person.


10.00     RECLASSIFICATION, CONSOLIDATION OR MERGER
         If and to the extent that the number of issued shares of common stock of the Company shall be increased or reduced by change in par value, split-up reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to direct issuance or an option held by a person and the option price per share shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, the person shall be entitled to receive direct issuance or options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions.

11.00      DISSOLUTION OR LIQUIDATION
        Upon the dissolution or liquidation of the Company, the options granted hereunder shall terminate and become null and void, but the person shall have the right immediately prior to such dissolution or liquidation to exercise any options granted and exercisable hereunder to the full extent not before exercised.

12.00       BINDING EFFECT
            This Program shall inure to the benefit of and be binding upon the Company and its employees, and their respective heirs, executors, administrators, successors and assigns.

13.00      ADOPTION OF Program
           This Program has been duly adopted by the Board of Directors of the Company as of January 15, 1997.

14.00       NOTICES
          Any notice to be given to the Company under the terms of this Program shall be addressed to such address as is set forth on the first page hereof.


     IN WITNESS WHEREOF, the Company has caused this Program to be executed on its behalf by its President, to be sealed by its corporate seal, and attested by its Secretary effective the day and year first above written.


                                    First Entertainment, Inc.



                                    By     ///A.B. Goldberg///
                                         A.B. Goldberg, President




ATTEST:

Cynthia Jones
Cynthia Jones, Secretary


(SEAL)





EXHIBIT 5 and 24.2

              Opinion of Counsel, David Wagner & Associates, P.C.


                         DAVID WAGNER & ASSOCIATES, P.C.
                        Attorneys and Counsellors At Law
                            8400 East Prentice Avenue
                                 Penthouse Suite
                           Englewood, Colorado  80111
                            Telephone (303) 793-0304
                              Facsimile (303) 771-4562


Febraury 11, 1997

Board of Directors
First Entertainment, Inc.
1380 Lawrence Street
Suite #1400
Denver,  Colorado  80204


Gentlemen:

Opinion of Counsel

     We have acted as counsel to First Entertainment, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act of 1933, as amended, of the 250,000 shares of the Company's common stock, $0.008 par value per share (the "Shares") and Options to Purchase 250,000 common shares, pursuant to the First Entertainment Omnibus Compensation Program Dated January 15, 1997, (the "Plan"). As such, we have examined the Registration Statement, the Company's Articles of Incorporation and Bylaws, as amended, and minutes of meetings of its Board of Directors.

     Based upon the foregoing, and assuming that Shares will be issued as set forth in the Plan, and Registration Statement, at a time when effective, and that there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and nonassessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the Plan Beneficiary, once issued pursuant to the Plan as described in the Registration Statement.

     This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.

Consent:

     We consent to the use of this opinion as an exhibit to the Form S-8 Registration Statement and to the reference to our firm in the Form S-8 Registration Statement.

                                          Very truly yours,
                                          DAVID WAGNER & ASSOCIATES, P.C.


                                 EXHIBIT  24.1

Consent of BDO Seidman, LLP, independent Certified Public Accountants

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



First Entertainment, Inc.
Denver, Colorado

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 1996, relating to the consolidated financial statements of First Entertainment, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.


                                        (Signed manually)
                                        BDO Seidman, LLP

Denver, Colorado
February 7, 1997
                                 EXHIBIT  24.2

Consent of David Wagner & Associates, P.C. (Included in Exhibit 5).



February 11, 1997

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


RE:  First Entertainment , Inc. (A Colorado Corporation)


Gentlemen:

First Entertainment , Inc. (the Registrant), pursuant to Rule 437 under the Securities Act of 1993, hereby makes written application to dispense with the written consent of Mitchell, Finley & Company, P.C. (Mitchell) in connection with the registration statement on Form S-8 attached hereto.

Mitchell audited the financial statements of the Registrant as of and for the fiscal year ended December 31, 1994.

Effective January 1, 1996, Mitchell combined its practices with BDO Seidman Board expired on May 31, 1996. Accordingly, the firm can no longer practice under the name Mitchell, Finley & Company, P.C.

Please advise the undersigned immediately (1) if this application under Rule 437 is granted and (2) whether the obligation to furnish a letter from the former accountants as an exhibit to Form 8-K will also be waived.


                          Sincerely,


                          A.B. Goldberg